Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Second Amended and Restated 2001 Repligen Corporation Stock Plan of Repligen Corporation of our reports dated June 11, 2008, with respect to the financial statements of Repligen Corporation, included in its Annual Report (Form 10-K) for the year ended March 31, 2008 and the effectiveness of internal control over financial reporting of Repligen Corporation, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 4, 2009